Exhibit 10.1

FIRST AMENDMENT TO MERGER AGREEMENT

THIS AMENDMENT is made as of March 1, 2019 between Americas Silver Corporation (the “Purchaser”), R Merger Sub, Inc. (“Acquireco”), and Pershing Gold Corporation (the “Company”).

WHEREAS:

A.	The Purchaser, Acquireco and the Company entered into an agreement and plan of merger dated September 28, 2018 (the “Merger Agreement”);

B.	Pursuant to Section 8.12 of the Merger Agreement, this Amendment will be effective with the signatures of the Purchaser, Acquireco and the Company; and

C.	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

NOW THEREFORE in consideration of the foregoing, the Parties, intending to be legally bound, agree as follows:

1.	In Section 1.1 of the Merger Agreement, the definition of “Outside Date” is changed from April 1, 2019 to June 1, 2019.

2.	Section 2.4(f) of the Merger Agreement is deleted in its entirety and replaced with the following:

“Conversion of Acquireco Capital Stock. All shares of Acquireco's common stock ("Acquireco Common Stock") issued and outstanding immediately prior to the Effective Time shall be cancelled, and shall, in the aggregate, be converted into and become one newly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock") with the same rights, powers, and privileges as the shares so converted. From and after the Effective Time, all certificates representing shares of Acquireco Common Stock shall be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which they were converted in accordance with the immediately preceding sentence.”

3.	A new Section 2.4(h) is added to the Merger Agreement consisting of the following paragraph:

“In consideration for the issue by the Purchaser of the Merger Consideration to holders of Company Common Stock and Company Preferred Stock to effect the Merger, the Surviving Corporation will issue to the Purchaser such number of fully paid and non-assessable Surviving Corporation Common Stock as is equal to the number of Purchaser Shares and Purchaser Preferred Shares so issued in connection with the Merger and the register of the Surviving Corporation shall be updated to reflect the issue of such Surviving Corporation Common Stock to the Purchaser.”

4.	Section 2.14 of the Merger Agreement is deleted in its entirety and replaced with the following:

“The Purchaser will, on or prior to the Effective Time, deliver or cause to be delivered, in a form acceptable to the Company acting reasonably, an irrevocable treasury direction from the Purchaser to Computershare Investor Services Inc., as transfer agent of the Purchaser, in respect of the number of Purchaser Shares and Purchaser Preferred Shares (if any) to be issued pursuant to the Merger, which direction shall be irrevocable upon such delivery and shall become effective on the Effective Time.”

5.	Section 7.2(c) of the Merger Agreement is amended by deleting the following words after the words “the Purchaser has complied with its obligations under Section 2.14”:

“and the Depositary shall have confirmed receipt of the Merger Consideration”

6.	Except as provided in this Amendment, this Amendment shall not amend or modify any other provision of the Merger Agreement.

7.	This Amendment shall be governed by and construed in accordance with, including as to validity, interpretation and effect, the internal Laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Nevada.

8.	This Amendment will inure to the benefit of and be binding upon the respective successors (including any successor by reason of amalgamation or statutory arrangement) and permitted assigns of the Parties.

9.	This Amendment may be executed and delivered in any number of counterparts (including by facsimile or electronic transmission), each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. This Amendment will become effective when each party to this Amendment will have received counterparts signed by all of the other Parties.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date first above written.

AMERICAS SILVER CORPORATION

By:	/s/ Peter McRae

Name:	Peter McRae
Title:	Senior Vice President, Corporate Affairs & Chief Legal Officer

R MERGER SUB, INC.

By:	/s/ Peter McRae

Name:	Peter McRae
Title:	Secretary

PERSHING GOLD CORPORATION

By:	/s/ Stephen D. Alfers
	Name:	Stephen D. Alfers
	Title:	President and CEO